EXHIBIT 4.1

MCI, INC.

and

The Bank of New York

Rights Agent

RIGHTS AGREEMENT

Dated as of April 20, 2004

          RIGHTS AGREEMENT, dated as of April 20, 2004, between MCI, Inc., a Delaware corporation (the “Company”), and The Bank of New York (the “Rights Agent”).

W I T N E S S E T H

          WHEREAS, on April 20, 2004, the Board of Directors of the Company (the “Board”) authorized the issuance of, and declared, a dividend payable in one right (a “Right”) for each share of common stock, $0.01 par value per share (“Common Stock”), of the Company outstanding as of the close of business on April 30, 2004 (the “Record Date”), each such Right initially representing the right to purchase one share of Common Stock, upon the terms and subject to the conditions hereinafter set forth; and

          WHEREAS, on such date, the Board further authorized the issuance of one Right (subject to adjustment) with respect to each share of Common Stock that may be issued between the Record Date and the earliest to occur of the Distribution Date, the Expiration Date or the Final Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22 hereof.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereby agree as follows:

          Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

          (a) “Acquiring Person” shall mean any Person (as hereinafter defined) who or which, together with all Associates and Affiliates (as hereinafter defined) of such Person, shall be the Beneficial Owner (as hereinafter defined) of 15% or more of the shares of Common Stock of the Company then outstanding; provided, however, that an Acquiring Person shall not include: (i) an Exempt Person; (ii) any Person who or which, together with all Affiliates and Associates of such Person, would be an Acquiring Person solely by reason of (A) being the Beneficial Owner of shares of Common Stock which was acquired by such Person (together with all Affiliates and Associates of such Person) pursuant to any action or transaction or series of related actions or transactions approved by the Board before such Person (together with all Affiliates and Associates of such Person) otherwise became an Acquiring Person or (B) a reduction in the number of issued and outstanding shares of Common Stock pursuant to a transaction or a series of related transactions approved by the Board; provided, further, that in the event a Person described in this clause (ii) does not become an Acquiring Person by reason of subclause (A) or (B) of this clause (ii), such Person nonetheless shall become an Acquiring Person in the event such Person (together with all Affiliates and Associates of such Person) thereafter acquires Beneficial Ownership of an additional 1% or more of the Common Stock, unless the acquisition of such additional Common Stock would not result in such Person becoming an Acquiring Person by reason of subclause (A) or (B) of this clause (ii); (iii) any Person who, together with all Affiliates and Associates of such Person, solely as a result of receiving a distribution of Common Stock under the Plan becomes the Beneficial Owner of 15% or more of the Common Stock outstanding as of the date of such distribution; provided, further, that any Person described in this clause (iii) shall become an Acquiring Person if (A) such Person, together with all Affiliates and Associates of such Person, after having received a distribution of Common Stock under the Plan, acquires Beneficial Ownership of an additional 1% or more of the Common Stock or (B) such Person, together with all Affiliates and Associates of such Person, after having received a distribution of Common Stock under the Plan, reduces its Beneficial Ownership of the Common Stock to less than 15% of the outstanding Common Stock and thereafter becomes the Beneficial Owner of 15% or more of the outstanding Common Stock, unless in the case of subclause (A) or (B) of this clause (iii) such acquisition of Common Stock was pursuant to a transaction described in subclauses (ii)(A) or (ii)(B) above; or (iv) any Person who or which, together with all Affiliates and Associates of such Person, would be an Acquiring Person solely by reason of such Person’s acceptance for purchase of and purchase of shares of Common Stock pursuant to a Qualifying Tender Offer. Notwithstanding the foregoing, if the Board determines in good faith that a Person who would otherwise be an “Acquiring Person” as defined pursuant to the foregoing provisions of this paragraph (a) has become such inadvertently, and such Person divests as promptly as practicable (as determined by the Board) a sufficient number of shares of Common Stock so that such Person would no longer be an “Acquiring Person” as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed an “Acquiring Person” for any purposes of this Agreement.

          (b) “Act” shall mean the Securities Act of 1933, as amended.

          (c) “Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii) hereof.

          (d) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as hereinafter defined).

          (e) “Agreement” shall mean this Rights Agreement as originally executed or as it may from time to time be supplemented, amended, renewed, restated or extended pursuant to the applicable provisions hereof.

          (f) A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own,” any securities which:

          (i)  such Person or any of such Person’s Associates or Affiliates, directly or indirectly, owns or has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants, options or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Associates or Affiliates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event (as hereinafter defined) or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights are Original Rights (as hereinafter defined) or securities issued pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights;

          (ii) such Person or any of such Person’s Associates or Affiliates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding (whether or not in writing) to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (B) is not also then reportable as being beneficially owned by such Person on Schedule 13D under the Exchange Act (or any comparable or successor statement); or

          (iii) are beneficially owned, directly or indirectly, by any other Person (or any Associate or Affiliate thereof) with which such Person (or any of such Person’s Associates or Affiliates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (A) of the proviso to subparagraph (ii) of this paragraph (f)) or disposing of any voting securities of the Company; provided, however, that nothing in this paragraph (f) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to be deemed to “beneficially own,” any securities acquired, or which that Person has the right to acquire, through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

          (iv) Notwithstanding anything in this paragraph (f) to the contrary, a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own”, any security beneficially owned by another Person solely by reason of an agreement, arrangement or understanding between such Person and such Beneficial Owner solely for the purposes of, or solely relating to, each such Person’s participation (including membership on any committee or in any group) in any process established by the Company to solicit from stockholders the names of individuals to serve as nominees to fill vacancies on the Board.

          (g) “Board” shall have the meaning set forth in the first “WHEREAS” clause at the beginning of this Agreement.

          (h) “Business Day” shall mean any day other than a Saturday, Sunday or day on which banking institutions in the Commonwealth of Delaware or the State of New York are authorized or obligated by law or executive order to close.

          (i) “Close of Business” on any given date shall mean 5:00 P.M., Eastern time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., Eastern time, on the next succeeding Business Day.

          (j) “Common Stock” when used in reference to the Company shall mean the common stock, par value $0.01 per share, of the Company or any other shares of capital stock of the Company into which such stock shall be reclassified or changed after the date hereof. “Common Stock” when used with reference to any Person other than the Company organized in corporate form shall mean (i) the capital stock or other equity interest in such Person with the greatest voting power, (ii) the equity securities or other equity interest having power to control or direct the management of such Person or (iii) if such Person is a Subsidiary (as hereinafter defined) of another Person, the capital stock, equity securities of, or other equity interest in, the Person or Persons which ultimately control such first-mentioned Person and which has issued any such outstanding capital stock, equity securities or equity interest. “Common Stock” when used with reference to any Person not organized in corporate form shall mean units of beneficial interest which (x) represent the right to participate generally in the profits and losses of such Person (including without limitation any flow-through tax benefits resulting from an ownership interest in such Person) and (y) are entitled to exercise the greatest voting power of such Person or, in the case of a limited partnership, have the power to remove the general partner or partners.

          (k) “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

          (l) “Company” shall have the meaning set forth in the first paragraph of this Agreement until a successor corporation or entity shall have become such or until a Principal Party (as hereinafter defined) shall assume, and thereafter be liable for, all obligations and duties of the Company hereunder pursuant to the applicable provisions of this Agreement, and thereafter, “Company” shall mean such successor or Principal Party, respectively.

          (m) “Current Market Price” shall have the meaning set forth in Section 11(d) hereof.

          (n) “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

          (o) “Distribution Date” shall have the meaning set forth in Section 3(b) hereof.

          (p) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

          (q) “Exempt Person” shall mean (i) the Company, (ii) any Subsidiary of the Company or (iii) any employee benefit plan or employee stock plan of the Company or of any Subsidiary of the Company, or any trust or other entity organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plans.

          (r) “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

          (s) “Final Expiration Date” shall mean the Close of Business on the date of the 2007 annual meeting of stockholders of the Company, unless the continuation of the Rights is not approved by the stockholders of the Company by a vote of the majority of the shares present and entitled to vote at the 2007 annual meeting duly called and held to consider, among other matters, the continuation of the Rights. If the stockholders approve the continuation of the Rights, the Final Expiration Date shall be the Close of Business on the fifth anniversary of the adoption of this Agreement.

          (t) “Original Rights” shall mean Rights acquired by a Person or such Person’s Associates or Affiliates prior to the Distribution Date or issued pursuant to Section 3(a) or Section (22) hereof.

          (u) “Person” shall mean any individual, firm, corporation, partnership, trust or other entity and includes without limitation an unincorporated group of persons who, by formal or informal agreement or arrangement (whether or not in writing), have embarked on a common purpose or act.

          (v) “Plan” shall mean the Company’s Amended and Restated Joint Plan of Reorganization (Case No. 02-13533 (AJG)) under chapter 11 of title 11 of the United States Code, as confirmed on October 31, 2003 by order of the United States Bankruptcy Court for the Southern District of New York.

          (w) “Principal Party” shall have the meaning set forth in Section 13(b) hereof.

          (x) “Purchase Price” shall have the meaning set forth in Section 4(a) hereof.

          (y) “Qualifying Tender Offer” shall mean an offer by a Person (other than an Exempt Person) for all outstanding shares of Common Stock of the Company (other than shares of the Common Stock of the Company held by (i) the offeror and its Affiliates and Associates, (ii) the Company in its treasury and (iii) any of the Company’s Subsidiaries) which meets all of the following requirements:

          (i) the consideration offered shall be all cash or a combination of cash and securities listed on a national securities exchange or a national automated quotation system, provided that the aggregate market value of the class of securities offered that is held by non-affiliates of the offeror is in excess of $5 billion as of the most recently filed periodic report made under the Exchange Act;

          (ii) such offer shall be in compliance with all applicable laws (the “Applicable Laws”), including , without limitation, the Exchange Act, state or foreign laws relating to takeovers, state securities or blue sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Delaware General Corporation Law;

          (iii) such Person making such offer must beneficially own, immediately after consummating such offer, a majority of the then outstanding shares of Common Stock of the Company on a fully diluted basis (or, to the extent that Applicable Law requires any greater vote to effect the transactions pursuant to paragraph (vi) below, such greater amount);

          (iv) the consideration per share being offered pursuant to such offer shall have: (a) on the date of the commencement of the offer a value equal to or greater than the Minimum Value (as defined in the next succeeding sentence); or (b) been accepted by holders of a majority of the outstanding shares of Common Stock, excluding the shares beneficially owned by the Person(s) making such offer and the shares beneficially owned by such Person(s)’ Affiliates and Associates. For the purposes of sub-clause (a) of this clause (iv), the term Minimum Value shall mean at least a 25% premium over the greater of (i) the average of the closing sales prices (or, as set forth in the next succeeding sentence, the last asked prices) of one share of Common Stock for the ten Trading Days ending on the tenth Trading Day prior to the date on which such offer is first announced and (ii) the average of the closing sales prices (or, as set forth in the next succeeding sentence, the last asked prices) of one share of Common Stock for the sixty Trading Days ending on the tenth Trading Day prior to the date on which such offer is first announced; provided, however, that notwithstanding the foregoing, until the first anniversary of the date of this Agreement, the Minimum Value shall in no event be less that $31.25. For purposes of determining the Minimum Value, the closing sales prices shall be as reported on the national securities exchange or automated quotation system on which the Common Stock is traded, or if the Common Stock is not traded on a national securities exchange or automated quotation system, in lieu of closing sales prices, last asked prices shall be used. The value of any non-cash consideration offered for these purposes shall be the lesser of the average closing sales prices (or, as set forth in the previous sentence, the last asked prices of the security offered) for either the ten Trading Days or sixty Trading Days, in each case ending on the tenth Trading Day after the commencement of the offer;

          (v) such Person making such offer must (a) have obtained customary firm written financing commitments containing only conditions to funding typical for transactions of this type from recognized financing sources and/or have on hand cash or cash equivalents, which will be available at the time of the purchase of the Common Stock pursuant to the offer in an amount sufficient to fund the cash portion of the offer and pay all related expenses (including amounts necessary to repurchase or pay any indebtedness of the Company or its Subsidiaries which will become due upon or as a result of consummation of such tender offer) and (b) set forth a copy of any such financing commitments and/or evidence of the cash or cash equivalents on hand in the offer materials that are sent to holders of the Common Stock pursuant to the rules of the Securities and Exchange Commission; and

          (vi) prior to the Commencement Date, such Person shall have made an irrevocable written commitment to the Company (x) to consummate a merger promptly upon the completion of such offer, whereby all outstanding shares of Common Stock not purchased in such offer (other than shares beneficially owned by the Person(s) making such offer and the shares beneficially owned by such Person(s)’ Affiliates and Associates) will be converted into the right to receive per share consideration equal in form and value to the consideration paid in such offer, subject only to the condition that the Board shall have granted any approvals required to enable such Person to consummate such merger following consummation of such offer without obtaining the vote of any stockholder (other than the Person(s) making the offer and such Person(s)’ Affiliates and Associates), (y) that such person will not make any amendment to such offer that reduces the per share price offered (other than a reduction to reflect any dividend declared by the Company after the commencement of such offer or any material change in the capital structure of the Company initiated by the Company after the commencement of such offer, whether by way of recapitalization, reorganization, repurchase or otherwise), changes the form of consideration offered, or reduces the number of shares being sought or that is otherwise in any other respect materially adverse to the Company’s stockholders, and (z) that neither such Person nor any of its Affiliates or Associates will make any other offer for any equity securities of the Company for a period of six months after the commencement of the original offer if such original offer does not result in the tender of the number of shares of Common Stock required to be purchased pursuant to clause (iii) above, unless another tender offer by another party for all outstanding shares of Common Stock is commenced (A) at a consideration per share (as determined by a nationally recognized investment banking firm designated by the Board) in excess of that provided for in such original offer (in which event any new offer by such Person or any of its Affiliates or Associates must be at a consideration (as determined by a nationally recognized investment banking firm designated by the Board)

no less than that provided for in such higher offer, or (B) with the approval of the Board (in which event any new offer by such Person or of any of its Affiliates or Associates must be at a price no less than that provided for in such approved offer).

          (z) “Record Date” shall have the meaning set forth in the first “WHEREAS” clause at the beginning of this Agreement.

          (aa) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

          (bb) “Rights” shall have the meaning set forth in the first “WHEREAS” clause at the beginning of this Agreement.

          (cc) “Rights Agent” shall mean the Person named as the “Rights Agent” in the first paragraph of this Agreement until a successor Rights Agent shall have become such pursuant to the applicable provisions hereof, and thereafter “Rights Agent” shall mean such successor Rights Agent. If at any time there is more than one Person appointed by the Company as Rights Agent pursuant to the applicable provisions of this Agreement, “Rights Agent” shall mean and include each such Person.

          (dd) “Rights Certificate” shall have the meaning set forth in Section 3(d) hereof.

          (ee) “Section 11(a)(ii) Event” shall have the meaning set forth in Section 11(a)(ii) hereof.

          (ff) “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.

          (gg) “Section 13 Event” shall have the meaning set forth in Section 13(a) hereof.

          (hh) “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

          (ii) “Stock Acquisition Date” shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

          (jj) “Subsidiary” shall mean, with reference to any Person, any corporation or other entity of which securities or other ownership interest having ordinary voting power sufficient, in the absence of contingencies, to elect a majority of the board of directors or other persons performing similar functions of such corporation or other entity are at the time directly or indirectly beneficially owned or otherwise controlled by such Person and any Associate or Affiliate of such Person.

          (kk) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

          (ll) “Summary of Rights” shall have the meaning set forth in Section 3(a) hereof.

          (mm) “Trading Day” shall have the meaning set forth in Section 11(d) hereof.

          (nn) “Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event.

          Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of Common Stock of the Company) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable, upon ten days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such Co-Rights Agent. In the event that the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agents shall be as the Company shall determine and any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such Co-Rights Agent.

          Section 3. Issuance of Rights Certificates.

          (a) Until the Close of Business on the day which is the earlier of (i) the tenth day after the Stock Acquisition Date or (ii) the tenth (10th) Business Day (or such later date as may be determined by action of the Board prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of a tender or exchange offer upon the successful consummation of which such Person, or any Affiliate or Associate of such Person, would be an Acquiring Person (including any such date which is on or following the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the “Distribution Date”), (x) the Rights shall be evidenced by the certificates for Common Stock (or in the case of uncertificated shares of Common Stock, by the book-entry account that evidences record ownership for such shares) registered in the names of the holders of Common Stock and not by separate Right certificates and the record holders of such certificates (or such book-entry accounts) for Common Stock shall be the record holders of the Rights represented thereby and (y) each Right shall be transferable only simultaneously and together with the transfer of a share of Common Stock (subject to adjustment as hereinafter provided). Until the Distribution Date (or, if earlier, the Expiration Date or Final Expiration Date), the surrender for transfer of any certificate for Common Stock (or the effectuation of a book-entry transfer of shares of Common Stock) shall constitute the surrender for transfer of the Right or Rights associated with the Common Stock evidenced thereby.

          (b) Rights shall be issued in respect of all shares of Common Stock that become outstanding after the Record Date but prior to the earliest of the Distribution Date, the Expiration Date or the Final Expiration Date and, to the extent provided in Section 22 hereof, in respect of shares of Common Stock issued after the Distribution Date and prior to the earlier of the Expiration Date or Final Expiration Date. Certificates for Common Stock (including, without limitation, certificates issued upon original issuance, disposition from the Company’s treasury or transfer or exchange of Common Stock) after the Record Date but prior to the earliest of the Distribution Date, the Expiration Date, or the Final Expiration Date shall have impressed, printed, written or stamped thereon or otherwise affixed thereto the following legend:

The Board of Directors of MCI, Inc. (the “Company”) has adopted a Rights Agreement by and between the Company and The Bank of New York (the “Rights Agent”), as it may be amended from time to time (the “Agreement”), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. From and after the Record Date, as defined in the Agreement, this certificate will evidence and entitle the holder hereof to the same number of Rights (subject to adjustment) as the number of shares of Common Stock represented by this certificate, such Rights being on the terms provided under the Rights Agreement. Under certain circumstances, as set forth in the Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. The Company shall mail to the registered holder of this certificate a copy of the Agreement without charge within five Business Days after receipt of a written request therefore. As provided in Section 7(e) of the Agreement, Rights issued to or Beneficially Owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Agreement) or any subsequent holder of such Rights shall be null and void and may not be exercised by or transferred to any Person. The Rights shall not be exercisable, and shall be void so long as held, by holders in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

With respect to such certificates containing the foregoing legend, until the Distribution Date the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates (or in the case of uncertificated shares of Common Stock, by the book-entry account that evidences record ownership of such shares), and the surrender for transfer of any such certificate (or book-entry account), except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock (or book-entry account) represented thereby. In the event that the

Company purchases or otherwise acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock which are no longer outstanding. Notwithstanding this paragraph (c), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

          (c) As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send), by first class mail, postage prepaid, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, as shown by the records of the Company, at the address of such holder shown on such records, a certificate in the form provided by Section 4 hereof (a “Right Certificate”), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. As of and after the Distribution Date, the Rights shall be evidenced solely by Right Certificates and may be transferred by the transfer of the Right Certificate as permitted hereby, separately and apart from any transfer of one or more shares of Common Stock.

          Section 4. Form of Rights Certificates.

          (a) The Rights Certificates (and the forms of election to purchase, assignment and certificate contained therein to be printed on the reverse thereof) shall each be substantially in the form attached hereto as Exhibit A and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock of the Company as shall be set forth therein at the exercise price set forth therein (such exercise price per share of Common Stock of the Company, as adjusted from time to time hereunder, the “Purchase Price”), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

          (b) Any Rights Certificate issued pursuant to Section 3(d) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person; (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such; or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board, in its sole discretion, has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of the provisions of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

The Rights represented by this Rights Certificate are or were beneficially owned by a Person who is, was or became an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Renewed Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.

          Section 5. Countersignature and Registration.

          (a) The Rights Certificates shall be executed under seal on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by an authorized signatory of the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by an authorized signatory of the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by an authorized signatory of the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

          (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

          Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

          (a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Rights Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates entitling the registered holder to purchase a like number of shares of Common Stock of the Company (or, following the occurrence of a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged, with the forms of assignment and certificate contained therein duly executed, at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate or Rights Certificates until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate or Rights Certificates and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Associates or Affiliates thereof as the Company shall reasonably request. Thereupon, the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment from the holder of a Rights Certificate of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

          (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a valid Rights Certificate and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

          Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

          (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate contained therein duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of shares of

Common Stock of the Company (or, following the occurrence of a Triggering Event, other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof and (iii) the time at which the Rights expire pursuant to Section 13(d) hereof (the earliest of (i), (ii) and (iii) being herein referred to as the “Expiration Date”).

          (b) The Purchase Price for each share of Common Stock of the Company pursuant to the exercise of a Right shall initially be $75.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below.

          (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate contained therein duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price, as such amount may be reduced pursuant to Section 11(a)(iii) hereof, for each share of Common Stock of the Company (or, following the occurrence of a Triggering Event, for other securities, cash or other assets, as the case may be) to be purchased (as set forth below) and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Sections 7(f) and 20(k) hereof, thereupon promptly (i) requisition from any transfer agent of the shares of Common Stock of the Company (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of shares of Common Stock of the Company to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates, cause the same to be delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to, or upon the order of, the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified check, cashier’s check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities, pay cash or distribute other property pursuant to this Section 7(c) or Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash or other property are available for distribution by the Rights Agent, if and when appropriate. In the event that, immediately prior to the occurrence of a Distribution Date, the number of shares of Common Stock of the Company which are authorized by the Company’s certificate of incorporation, as amended and in effect at such time, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit exercise in full of the Rights in accordance with their terms, the Company, acting by resolution of the Board, shall follow the same procedures and may take any of the same actions in connection with the exercise of Rights under this Section 7(c) as are required or permitted to be followed or taken pursuant to Section 11(a)(iii) hereof with respect to substitution of value in connection with the exercise of Rights under Section 11(a)(ii) hereof. The Company reserves the right to require, prior to the occurrence of a

Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Common Stock of the Company would be issued.

          (d) In case the registered holder of any Rights Certificate shall exercise less than all of the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

          (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of any such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after such Acquiring Person becomes such or (iii) a transferee of any such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with such Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from such Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any of their Associates, Affiliates or transferees hereunder.

          (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Rights Certificate upon the occurrence of any purported assignment or exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of assignment or election to purchase set forth on the reverse side of the Rights Certificate surrendered for such assignment or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Associates or Affiliates thereof as the Company shall reasonably request.

          Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates and, in such case, shall deliver a certificate of destruction thereof to the Company.

          Section 9. Reservation and Availability of Capital Stock.

          (a) The Company covenants and agrees that, from and after the Distribution Date, it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock of the Company (and, following the occurrence of a Triggering Event, other securities) or out of its authorized and issued shares of Common Stock of the Company held in its treasury, the number of shares of Common Stock of the Company (and, following the occurrence of a Triggering Event, the amount of other securities) that, as provided in this Agreement (including Section 11(a)(iii) hereof) will be sufficient to permit the exercise in full of all outstanding Rights.

          (b) So long as the shares of Common Stock of the Company (and, following the occurrence of a Triggering Event, other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use all reasonable efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

          (c) The Company shall use all reasonable efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Triggering Event in which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with this Agreement, or as soon as required by law following the Distribution Date, as the case may be, a registration statement under the Act on an appropriate form with respect to the Common Stock of the Company or other securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “Blue Sky” laws of the various states and other jurisdictions in connection with the exercisability of the Rights. The Company may, acting by resolution of the Board, temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended and shall issue a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required in other circumstances following the Distribution Date, the Company may similarly temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained or the exercise thereof shall not otherwise be permitted under applicable law or a registration statement shall not have been declared effective.

          (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock of the Company (and, following the occurrence of a Triggering Event, other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

          (e) The Company further covenants and agrees that, except as set forth in Section 6(a) hereof and this Section 9(e), it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for shares of Common Stock of the Company (or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of shares of Common Stock of the Company (or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise, nor shall the Company be required to issue or deliver any certificates for a number of shares of Common Stock of the Company (or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.

          Section 10. Record Date for Securities Issued Upon Exercise. Each Person in whose name any certificate for a number of shares of Common Stock of the Company (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Common Stock of the Company (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books for the Common Stock of the Company (or other securities, as the case may be) are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the transfer books for the Common Stock of the Company (or other securities, as the case may be) are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate, as such, shall not be entitled to any rights of a shareholder of the Company (or the Principal Party) with respect to shares for which the Rights shall be exercisable, including without limitation the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company (or the Principal Party), except as provided herein.

          Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares, or fractions thereof, purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the outstanding shares of Common Stock of the Company payable in shares of Common Stock of the Company, (B) subdivide or split the outstanding shares of the Common Stock of the Company, (C) combine or consolidate the outstanding shares of Common Stock of the Company into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Common Stock of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination, consolidation or reclassification, and the number and kind of shares of Common Stock of the Company (or other securities, as the case may be) issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Common Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date, whether or not such Right was then exercisable, and at a time when the transfer books for the Common Stock (or other capital stock, as the case may be) of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

          (ii) In the event (a “Section 11(a)(ii) Event”) that any Person shall, at any time after the date hereof, become an Acquiring Person, then proper provision shall be made so that promptly after the date of occurrence of an Section 11(a)(ii) Event, each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price (but in no event less than the par value per share) in accordance with the terms of this Agreement, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of shares of Common Stock of the Company for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event (whether or not such

Right was then exercisable) and (y) dividing that product (which following such first occurrence shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the Current Market Price per share of Common Stock of the Company on the date of such first occurrence (such number of shares being referred to as the “Adjustment Shares”).

          (iii) In lieu of issuing shares of Common Stock of the Company in accordance with Section 11(a)(ii) hereof, the Company, acting by resolution of the Board, may, and in the event that the number of shares of Common Stock of the Company which are authorized by the Company’s certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company, acting by resolution of the Board, shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Purchase Price attributable to each Right (such excess being referred to as the “Spread”) and (B) with respect to all or a portion of each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price (but in no event shall the Purchase Price be less than the par value per share), (3) equity securities, if any, of the Company other than Common Stock of the Company (including without limitation shares, or units of shares, which the Board has deemed to have the same value as shares of Common Stock of the Company (such shares being referred to herein as “Common Stock Equivalents”)), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, which, when added to any shares of Common Stock of the Company issued upon such exercise, has an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) hereof, as such date may be extended pursuant to Section 23(a) hereof or amended pursuant to Section 26 hereof, expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock of the Company (to the extent available) and then, if necessary, cash, which shares and cash have an aggregate value equal to the Spread. If the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock of the Company could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than 90 days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, being referred to herein as the “Substitution Period”). To the extent that the

Company determines that some action need be taken pursuant to the first or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended and a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock of the Company shall be the Current Market Price per share of the Common Stock of the Company on the Section 11(a)(ii) Trigger Date, and the value of any Common Stock Equivalent shall be deemed to be equal to the value of the Common Stock of the Company on such date.

          (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Stock of the Company entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Common Stock of the Company or securities convertible into Common Stock of the Company or Common Stock Equivalents at a price per share of Common Stock of the Company or per share of Common Stock Equivalents (or having a conversion price per share, if a security convertible into Common Stock of the Company or Common Stock Equivalents) less than the Current Market Price per share of Common Stock of the Company on such record date, except as otherwise provided in Section 11(a) and Section 7(e) hereof, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock of the Company or Common Stock Equivalents outstanding on such record date, (ii) the number of shares of Common Stock of the Company or Common Stock Equivalents underlying securities outstanding on such record date which are convertible into Common Stock of the Company or Common Stock Equivalents and (iii) the number of shares of Common Stock of the Company which the aggregate subscription price of the total number of shares of Common Stock of the Company or Common Stock Equivalents so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the sum of (i) the number of shares of Common Stock of the Company outstanding on such record date, (ii) the number of shares of Common Stock of the Company or Common Stock Equivalents underlying securities outstanding on such record date which are convertible into Common Stock of the Company or Common Stock Equivalents and (iii) the number of additional shares of Common Stock of the Company or Common Stock Equivalents to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. Shares of Common Stock of the Company owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) In case the Company shall fix a record date for a distribution to all holders of Common Stock of the Company (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Common Stock of the Company, but including any dividend payable in stock other than Common Stock of the Company) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), except as otherwise provided in Section 11(a) and Section 7(e) hereof, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock of the Company on such record date, less the fair market value (as determined in good faith by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Common Stock of the Company and the denominator of which shall be such Current Market Price per share of Common Stock of the Company. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

          (d) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the “Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 10 consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights) or (B) any subdivision, combination, consolidation, reverse stock split or reclassification of such Common Stock, and prior to the expiration of the requisite 30-Trading Day or 10-Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, consolidation, reverse stock split, or reclassification, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system or as quoted by the Nasdaq National Market with respect to securities listed or admitted to trading on another national securities exchange or quoted by the Nasdaq National Market, respectively, or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange or quoted by the Nasdaq National Market, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market or such other quotation system then in use or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board. If on any such date the Common Stock is not publicly held or not so listed, admitted to trading or quoted, and no market maker is making a market in such Common Stock, Current Market Price shall mean the fair value of such shares on such date as determined in good faith by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day.

          (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest share of Common Stock of the Company, as the case may be.

          (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Common Stock of the Company, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof (or the number of Rights) shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock of the Company contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k), (1) and (m) hereof, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Common Stock of the Company shall apply on like terms to any such other shares; provided, however, that the Company shall not be liable for its inability to reserve and keep available for issuance upon exercise of the Rights pursuant to Section 11(a)(ii) hereof a number of shares of Common Stock of the Company greater than the number then authorized by the Company’s certificate of incorporation, but not outstanding or reserved for any other purpose.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock of the Company purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Common Stock of the Company (calculated to the nearest share) obtained by (i) multiplying (x) the number of shares of Common Stock of the Company covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of shares of Common Stock of the Company purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of shares of Common Stock of the Company for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest Right) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock of the Company issuable upon the exercise of the

Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share of Common Stock of the Company and the number of shares of Common Stock of the Company which were expressed in the initial Rights Certificates issued hereunder.

          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the par value, if any, of the number of shares of Common Stock of the Company issuable upon exercise of the Rights, the Company shall use all reasonable efforts to take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue, fully paid and nonassessable, such number of shares of Common Stock of the Company at such adjusted Purchase Price.

          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the number of shares of Common Stock of the Company or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of shares of Common Stock of the Company or other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Stock of the Company, (ii) issuance wholly for cash of any shares of Common Stock of the Company at less than the Current Market Price, (iii) issuance wholly for cash of shares of Common Stock of the Company or securities which by their terms are convertible into or exchangeable for shares of Common Stock of the Company, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Stock shall not be taxable to such shareholders.

          (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof) if (x) at the time of or immediately after such consolidation, merger, sale or transfer there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, sale or transfer, the shareholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Associates and Affiliates.

          (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

          Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Common Stock of the Company, a copy of such certificate and (c) mail a brief summary thereof to each record holder of a Rights Certificate (or, if prior to the Distribution Date, to each record holder of a certificate representing shares of Common Stock of the Company) in accordance with Section 24 hereof. Notwithstanding the foregoing sentence, the failure of the Company to prepare such certificate or statement or make such filings or mailings shall not affect the validity of, or the force or effect of, the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

          (a) In the event (a “Section 13 Event”) that, on or after the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate or otherwise combine with, or merge with or into, any other Person or Persons (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) and the Company shall not be the continuing or surviving corporation of such consolidation, combination or merger, (y) any Person or Persons (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate or otherwise combine with, or merge with or into, the Company and the Company shall be the continuing or surviving corporation of such consolidation, combination or merger and, in connection with such consolidation, combination or merger, all or part of the outstanding shares of Common Stock of the Company shall be changed into or exchanged for stock or other securities of any other Person or Persons or cash or any other property or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole and calculated on the basis of the Company’s most recent regularly prepared financial statements) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof); provided, however, that this clause (z) of Section 13(a) hereof shall not apply to the pro rata distribution by the Company of assets (including securities) of the Company or any of its Subsidiaries to all holders of Common Stock of the Company; then, and in each such case (except as may be contemplated by Section 13(d) hereof), proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall, on or after the later of (A) the date of the first occurrence of any such Section 13 Event or (B) the date of the expiration of the period within which the Rights may be redeemed pursuant to Section 23 hereof (as the same may be extended pursuant to Section 23(a) hereof or amended pursuant to Section 26 hereof), thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of shares of Common Stock of the Company for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such shares of Common Stock of the Company for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the Current Market Price per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) the shares of Common Stock of such Principal Party received by each holder of a Right upon exercise of that Right shall be fully paid and nonassessable; (iii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iv) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (v) such Principal Party shall take such steps (including without limitation the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (vi) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

          (b) “Principal Party” shall mean:

          (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof, (A) the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted, changed or exchanged in such merger, consolidation or combination (or, if there is more than one such issuer, the issuer the Common Stock of which has the greatest market value) or (B) if no securities are so issued, the Person that is the other party to such merger (and survives the merger), consolidation or combination (or, if there is more than one such Person, the Person the Common Stock of which has the greatest market value), or if the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company, if it survives); and

          (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the greatest market value;

provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, “Principal Party” shall refer to such other Person; (2) if the Common Stock of such Person is not and has not been so registered and such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value; and (3) if the Common Stock of such Person is not and has not been so registered and such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a Subsidiary of both or all of such joint venturers, and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

          (c) The Company shall not consummate any Section 13 Event unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement confirming that the requirements of Section 13(a) and Section 13(b) hereof shall promptly be performed in accordance with their terms and that such Section 13 Event shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to Section 13(a), Section 13(b) hereof and further providing that, as soon as practicable after the date of any such Section 13 Event, the Principal Party will:

          (i) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date and to similarly comply with applicable state securities laws;

          (ii) use its best efforts to list or obtain quotation of (or continue the listing or quotation of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or by an automated quotation service;

          (iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

          (iv) use its best efforts to obtain waivers of any rights of first refusal or preemptive rights in respect of the shares of Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, combinations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a) hereof.

          (d) Notwithstanding anything in this Agreement to the contrary, Section 13 hereof shall not be applicable to a transaction described in subparagraph (x) or subparagraph (y) of Section 13(a) hereof if (i) such transaction is a merger consummated with a Person or Persons (or a wholly owned Subsidiary of any such Person or Persons) who acquired shares of Common Stock of the Company pursuant to a Qualifying Tender Offer and (ii) the per share consideration (in both amount and form) payable in such transaction is the same as the per share consideration (in both amount and form) paid to all holders of shares of Common Stock whose shares were purchased pursuant to such Qualifying Tender Offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

Section 14. Fractional Rights and Fractional Shares.

          (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(i) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of any such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system or the Nasdaq National Market with respect to securities listed on another principal national securities exchange or quoted by the Nasdaq National Market, respectively, or if the Rights are not listed or admitted to trading on any national securities exchange or quoted by the Nasdaq National Market, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market or such other quotation system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board, shall be used.

          (b) The Company shall not be required to issue fractions of shares of Common Stock of the Company upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock of the Company. In lieu of fractional shares of Common Stock of the Company, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock of the Company. For purposes of this Section 14(b), the current market value of one share of Common Stock of the Company shall be the closing price of one share of Common Stock of the Company, or if unavailable, the appropriate alternative price (in each case, as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

          (c) The holder of a Right by the acceptance of that Right expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

          Section 15. Rights of Action. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent in Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock of the Company); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock of the Company), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock of the Company), may, in the holder’s own behalf and for the holder’s own benefit, enforce, and may institute and maintain, any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, the holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights

Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

          Section 16. Agreement of Rights Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of shares of Common Stock (or book-entry account) of the Company;

          (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates contained therein duly executed;

          (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated certificate for Common Stock of the Company or, in the case of uncertificated shares of Common Stock, the book-entry account evidencing record ownership of such shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificate or the associated certificate for Common Stock of the Company made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

          (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or by reason of any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its reasonable efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

          Section 17. Rights Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of shares of Common Stock of the Company or any other securities of the Company which may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been

          Section 18. Concerning the Rights Agent.

          (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, reimbursement for its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

          (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock of the Company or for other securities of the Company or upon any instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

          Section 19. Merger or Consolidation or Change of Name of Rights Agent.

          (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. If at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and if at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

          (b) If at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and if at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in

          Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including without limitation the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct; provided, however, that the Rights Agent shall not be liable for indirect, special, consequential, or punitive damages.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates, nor shall it be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any

Rights Certificate (except its countersignature thereon); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of a certificate describing any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock of the Company to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock of the Company will, when so issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken by, or omission of, the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date the Company actually receives such application, unless the Company shall have consented in writing to an earlier date) unless, prior to taking any such action (or prior to the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

          (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company, become pecuniarily interested in any transaction in which the Company may be interested, contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

          (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder (other than internal costs incurred by the Rights Agent in providing services to the Company in the ordinary course of its business as Rights Agent) or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or clause 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

          Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and to each transfer agent of the Common Stock of the Company, by registered or certified mail and to the holders of the Rights Certificates, if any, by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock of the Company, by registered or certified mail and to the holders of the Rights Certificates, if any, by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. If no successor Rights Agent shall have been appointed within 30 days from the effectiveness of such removal, resignation or incapacity and no registered holder of any Rights Certificate has applied pursuant to this Agreement for the appointment of a new Rights Agent, the Company automatically shall be designated as successor Rights Agent. Any successor Rights Agent appointed by the Company or by such a court shall be (a) a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized to do business as a banking institution in such state, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by federal or state authority and has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 or (b) an Affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder and shall execute and deliver, if applicable, any further assurance, conveyance, act or deed necessary for that purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock of the Company and shall mail a notice thereof in writing to the registered holders of the Rights Certificates, if any. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights Certificates to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock of the Company following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock of the Company so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement or upon the exercise, conversion or exchange of securities hereafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if and to the extent that the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued and (ii) no such Rights Certificate shall be issued if and to the extent that appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

          Section 23. Redemption and Termination.

          (a) The Board may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth Business Day (or such specified or unspecified later date as may be determined by the Board before the Rights cease being redeemable) following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth Business Day following the Record Date) or (ii) the Final Expiration Date, direct the Company to, and if directed, the Company shall, redeem all but not less than all of the then outstanding Rights at a redemption price of $.00l per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Board may be made effective at such time after the Board’s action to redeem the Rights on such basis and subject to such conditions, as the Board in its sole and absolute discretion may establish. The Company may, at its option, pay the Redemption Price in shares of Common Stock of the Company (based on the Current Market Price of the Common Stock of the Company at the time of redemption), cash or any other form of consideration deemed appropriate by the Board. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company’s right of redemption hereunder has expired.

          (b) Without any further action and without any notice, the right to exercise the Rights will terminate effective at the time so designated by action of the Board ordering the redemption of the Rights and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Promptly after the action of the Board directing the Company to make the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to each record holder of the Common Stock of the Company at the address of such holder shown on the records of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

          Section 24. Notice of Certain Events.

          (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Stock of the Company or to make any other distribution to the holders of Common Stock of the Company (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), (ii) to offer to the holders of Common Stock of the Company rights or warrants to subscribe for or to purchase any additional shares of Common Stock of the Company or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of the Common Stock of the Company (other than a reclassification involving only the subdivision or split of outstanding shares of Common Stock of the Company), (iv) to effect any consolidation, combination or merger into or with any other Person or Persons (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof) or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of such proposed action which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, combination, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock of the Company, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the shares of Common Stock of the Company for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock of the Company, whichever shall be the earlier.

          (b) In case a Section 11(a)(ii) Event shall occur, then (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible in accordance with Section 25 hereof, a notice of the occurrence of such event which notice shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Common Stock of the Company shall be deemed thereafter to refer, if appropriate, to other securities.

          (c) The failure of the Company to give any notice provided for in this Section 24, or any defect therein, shall not (i) relieve the Company of any of its other obligations under this Agreement or (ii) affect the legality or validity of the action for which notice was hereby required.

          Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

MCI, Inc.
22001 Loudoun County Parkway
Ashburn, Virginia 20147
Attention: Chief Executive Officer

          Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

The Bank of New York
101 Barclay Street
New York, NY 10286
Attn: Stock Transfer

          Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of any certificate representing shares of Common Stock of the Company) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

          Section 26. Supplements and Amendments. For so long as the Rights are then redeemable and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Board so directs, supplement or amend any provision of this Agreement without the approval of any holders of shares of Common Stock; provided, however, that the Board may not extend the Final Expiration Date without the approval by stockholders of the Company by a vote of the majority of the shares present and entitled to vote at a meeting duly called and held to consider such matter. At any time when the Rights are not then redeemable and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Board so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Associate or Affiliate of an Acquiring Person); provided, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed or to modify the ability (or inability) of the Board to redeem the Rights, in either case at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, or the benefits to, the holders of Rights (other than an Acquiring Person or an Associate or Affiliate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the redemption price of the Rights. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock of the Company.

          Section 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 28. Determinations and Actions by the Board, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock of the Company outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of the Company of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation the right and power to (a) interpret the provisions of this Agreement and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including without limitation a determination to redeem or not redeem the Rights or to amend this Agreement). All such actions, calculations, interpretations and determinations (including without limitation for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board or the Company in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board to any liability to the holders of the Rights or otherwise.

          Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock of the Company) any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock of the Company).

          Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by the Board. Without limiting the foregoing, if any provision of this Agreement requiring that a determination be made by the Board is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the entire Board in accordance with applicable law and the articles of incorporation and bylaws of the Company, each as then in effect.

          Section 31. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under seal under the laws of the State of Delaware, and for all purposes this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within the State of Delaware; provided, however, that the rights, obligations and duties of the Rights Agent hereunder shall be governed and construed in accordance with the laws of the State of Delaware.

          Section 32. Counterparts. This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

MCI, INC. By /s/ Robert T. Blakely Name: Robert T. Blakely Title: Chief Financial Officer The Bank of New York, as Rights Agent By /s/ Jeffrey D. Grosse Name: Jeffrey D. Grosse Title: Vice President

Exhibit A

[Form of Rights Certificate]

Certificate No. R-	_________Rights

          NOT EXERCISABLE AFTER THE 2007 ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY, SUBJECT TO EXTENSION, EXPIRATION OR EARLIER REDEMPTION PURSUANT TO THE RIGHTS AGREEMENT. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.00l PER RIGHT AS SET FORTH IN THE RIGHTS AGREEMENT. THE RIGHTS EVIDENCED BY THIS CERTIFICATE SHALL NOT BE EXERCISABLE, AND SHALL BE VOID SO LONG AS HELD, BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION FOR THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO IS, WAS OR BECAME AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RENEWED RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(E) OF SUCH AGREEMENT.] (1)

___________
(1) The portion of the legend in brackets shall be inserted only if applicable, shall be modified to apply to an Acquiring Person, as applicable, and shall replace the preceding sentence.

RIGHTS CERTIFICATE

MCI, INC.

          This certifies that                                       , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of Rights Agreement, dated as of April 20, 2004, as amended, restated, renewed or extended from time to time (the “Rights Agreement”), between MCI, Inc., a Delaware corporation (the “Company”), and The Bank of New York (the “Rights Agent”), to purchase from the Company at any time prior to 5:00 P.M., eastern standard time, on the date of the 2007 annual meeting of stockholders of the Company subject to extension, expiration or earlier redemption pursuant to the Rights Agreement at the office or offices of the Rights Agent, or its successors as Rights Agent, designated for such purpose, one fully paid, nonassessable share of common stock, par value $.01 per share, of the Company (the “Common Stock”), at a purchase price of $75.00 per share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and included Certificate duly completed and executed. The number of Rights evidenced by this Rights Certificate (and the number of shares of Common Stock which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of April 30, 2004 based on the Common Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Common Stock will be issued. The holder of the Right evidenced hereby consents and agrees that, subject to the terms of the Rights Agreement, the Company and the Rights Agent may deem and treat the person in whose name this Rights Certificate is registered as the absolute owner hereof and of the Rights evidenced hereby (notwithstanding any notations of ownership or writing on this Rights Certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be required to be affected by any notice to the contrary.

          As more fully set forth in the Rights Agreement, from and after the first occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of such Acquiring Person (or of any such Associate or Affiliate), or (iii) under certain circumstances specified in the Rights Agreement, a transferee of such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with such Acquiring Person becoming such, such Rights shall become null and void without any further action, and no holder hereof shall have any right with respect to such Rights whether under the Rights Agreement or otherwise.

          As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Common Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as defined in the Rights Agreement).

          This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Reference is also made to the Rights Agreement for definitions of capitalized terms used and not defined herein. Copies of the Rights Agreement are on file at the principal office of the Rights Agent and are also available upon written request to the Rights Agent.

          This Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Board may, at its option, at any time prior to the earlier of (i) the close of business on the tenth business day (or such specified or unspecified later date as may be determined by the Board before the Rights cease being redeemable) following the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such (the “Stock Acquisition Date”) (or, if the Stock Acquisition Date shall have occurred prior to the record date, the close of business on the tenth business day following the record date) or (ii) the Final Expiration Date (as defined in the Rights Agreement), direct the Company to, and if directed, the Company shall, redeem all but not less than all of the then outstanding Rights evidenced by this Certificate at a redemption price of $.00l per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the “Redemption Price”).

          If the Company so determines, no fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof, a cash payment will be made, as provided in the Rights Agreement.

          No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to

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shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

          This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of _____________, _____

Attest:	MCI, INC.

By _______________________ Secretary	By _______________________ Title:

Countersigned:

The Bank of New York,
as Rights Agent

By _________________________
     Authorized Signature

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[Form of Reverse Side of Rights Certificate]

ASSIGNMENT

(To be executed by the registered holder if such holder
desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED _________________________________________________________________ hereby sells, assigns and transfers unto
(Please print name and address of transferee)
___________________________________________________this Rights Certificate, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: _________________ , ____	Signature

Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Rights Certificate [ ] is [ ] not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person, or an Associate or Affiliate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Associate or Affiliate of an Acquiring Person.

Dated: _________________ , ____	Signature

Signature Guaranteed:

NOTICE

          The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise Rights
represented by the Rights Certificate.)

To: MCI, Inc.

          The undersigned hereby irrevocably elects to exercise _____________ Rights represented by this Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person which may be issuable or such other assets which may be deliverable upon the exercise of the Rights) and requests that certificates for any such shares or securities be issued in the name of and delivered to:

Please insert social security
or other identifying number ___________________

(Please print name and address)

          If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number ___________________

(Please print name and address)

Dated: _________________ , ____	Signature

Signature Guaranteed:

Certificate

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Rights Certificate [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Associate or Affiliate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

          (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did I ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Associate or Affiliate of an Acquiring Person.

Dated: _________________ , ____	Signature

Signature Guaranteed:

NOTICE

          The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

TABLE OF CONTENTS

		Page

Section 31.	Governing Law	39
Section 32.	Counterparts	39
Section 33.	Descriptive Headings	39

Exhibit A - Form of Rights Certificate B-l

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